FUSION	Jonscott Turco
CONTACT:	212-201-2401
jturco@fusiontel.com

INVESTOR	Andrew Hellman
CONTACT:	CEOcast, Inc.
212-732-4300
adhellman@ceocast.com

MEDIA	Rachel Carr
CONTACT:	Dan Klores Communications
212-981-5253
	rachel_carr@dkcnews.com	FOR IMMEDIATE RELEASE

Fusion Reports Third Quarter 2006 Results

New York, NY, November 14, 2006 - Fusion (AMEX: FSN) today announced financial results for the third quarter ended September 30, 2006.

Recent Highlights:

•	Registered more than 750,000 Efonica subscribers since June 2006 launch and currently has more than 10,000 paid subscribers
•	Increased revenues for fourth consecutive quarter - up 11.2% over second quarter 2006 and up 28.5% over third quarter 2005
•	Cash consumption declined 29% from second quarter 2006
•	Entered into a retail marketing alliance with MasterCard Worldwide
•	Formed a strategic partnership with Jinti, a rapidly growing social networking website in China
•	Introduced Efonica VoIP services in Jordan

Financial Results

For the third quarter September 30, 2006, Fusion reported revenues of $11.7 million, an increase for the fourth consecutive quarter. The increase represented an 11.2% improvement compared to revenues of $10.5 million for the second quarter ended June 30, 2006, attributable to an increase in carrier services traffic. Compared to the third quarter of 2005, revenue increased 28.5%, also resulting from the increase in carrier services traffic.

The consolidated gross margin was 9.3% for the quarter ended September 30, 2006 compared to 9.2% for the quarter ended September 30, 2005. During the 2006 third quarter, the Company’s gross margin was impacted by $0.1 million of costs associated with promotions it ran to introduce its new premium retail services. Without this promotional expense, consolidated gross margin for the quarter ended September 30, 2006, would have been 10.4%.

During the quarter ended September 30, 2006, the Company incurred increased expenses of $0.7 million in advertising and marketing, $0.1 million in promotional expenses and $0.4 million in increased salaries and benefits associated with the recent launch of the Company’s Efonica VoIP services. In addition, there were expenses of $0.1 million in stock based compensation recorded in connection with the adoption of SFAS 123R in 2006 that was not applicable in 2005, and one-time adjustments of $0.2 million in discontinued operations associated with the decision to cease operations in one of its subsidiaries, and $0.1 million in goodwill impairment.

Adjusted EBITDA was ($3.1) million for the quarter ended September 30, 2006, compared to ($2.8) in the prior quarter, and ($2.1) million for the third quarter of 2005. Excluding the advertising, marketing, and promotional expenses, Adjusted EBITDA would have been ($2.2) million in the third quarter of 2006. Adjusted EBITDA is defined as income (loss) from operations less interest, depreciation and amortization, loss on impairment, settlements of debt, and stock based compensation. Adjusted EBITDA should be considered in addition to, but not in lieu of, income (loss) from operations reported under GAAP.

For the quarter ended September 30, 2006, the net loss was ($3.9) million or ($0.15) per share, compared to a net loss of ($2.8) million or ($0.10) per share for the quarter ended June 30, 2006, and ($2.3) million or ($0.09) per share during the quarter ended September 30, 2005.

Commenting on the results, Matthew Rosen, President and Chief Executive Officer of Fusion, said, "Since our product launch in June of this year, we have experienced significant success in attracting new subscribers to our Efonica services. We are now highly focused on rolling out our new suite of paid services this quarter and driving revenue through up-selling our subscribers and selling our paid services through our expanding retail distribution channels."

As of September 30, 2006, the Company had cash and cash equivalents of $2.4 million. Cash expenditures during the third quarter of 2006 declined to $3.5 million from $4.9 million in second quarter of 2006, as much of the initial retail launch investment had been paid for in the second quarter.

Stockholders' equity as of September 30, 2006 was $13.1 million compared to $17.7 million as of December 31, 2005. During March 2006, in connection with the Company's amendment to the acquisition agreement of the 49.8% minority interest in the Efonica joint venture, the Company released 675,581 shares in escrow. This release of shares in escrow resulted in an increase to stockholders' equity of approximately $4.4 million and a reduction to the recorded long-term liability. This increase to stockholders equity is net with the increase in the accumulated deficit of approximately $9.7 million.

Use of Non-GAAP Financial Measures:

The Company believes that Adjusted EBITDA is useful to investors because it is commonly used in the communications industry to analyze companies on the basis of operating performance and leverage. The Company also believes that Adjusted EBITDA provides investors with a measure of the Company's operational and financial progress that corresponds with the measurements used by management as a basis for allocating resources and making other operating decisions. Adjusted EBITDA takes into account certain significant nonrecurring transactions, such as impairment losses associated with divested businesses and forgiveness of debt, which vary significantly between periods and are not recurring in nature, as well as non-cash compensation for stock option expense. Although the Company uses Adjusted EBITDA as one of several financial measures to assess its operating performance, its use is limited as it excludes certain significant operating expenses. Adjusted EBITDA is not intended to represent cash flows for the period presented, nor has it been presented as an alternative to operating income or as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with Generally Accepted Accounting Principles (GAAP). Consistent with the SEC Regulation G, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, which can be viewed under the heading "Reconciliation of Net Income (Loss) to Adjusted EBITDA", immediately following the Consolidated Statements of Operations included in this press release.

Earnings Conference Call

Management has scheduled a conference call for 11:00 a.m. Eastern Time on November 14, 2006 to review the Company's third quarter results.

To listen to the conference call, please dial 800-289-0533 at least five minutes before the scheduled start time. Investors can also access the call in a "listen only" mode via the Internet at the Company's website at http://www.fusiontel.com. Please allow extra time prior to the call to visit the website and download the necessary software to listen to the Internet broadcast.

For interested individuals unable to join the conference call, a replay of the call will be available through November 21, 2006, at (888) 203-1112 (domestic) or (719) 457-0820 (International), (Passcode: 8814394). The online replay of the conference call is available via webcast for one year following the call.

About Fusion:

Fusion provides its Efonica branded VoIP (Voice over Internet Protocol), Internet access, and other Internet services to, from, in and between emerging markets in Asia, the Middle East, Africa, Latin America and the Caribbean. Fusion currently provides services to consumers, corporations, international carriers, government entities, and Internet service providers in over 100 countries. For more information please go to: http://www.fusiontel.com or http://www.efonica.com.

Statements in this Press Release that are not purely historical facts, including statements regarding Fusion's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render Fusion's products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions that could cause Fusion's actual results to differ from management's current expectations, are contained in Fusion's filings with the Securities and Exchange Commission and available through http://www.sec.gov.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
AND SUBSIDIARIES

Consolidated Balance Sheets

	September 30,	December 31,
	2006	2005
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$2,410,477	$14,790,504
Accounts receivable, net of allowance for doubtful accounts of approximately $587,000 and $414,000 at September 30, 2006 and December 31, 2005, respectively	4,017,183	2,952,760
Restricted cash	365,000	—
Prepaid expenses and other current assets	1,089,362	1,242,266
Assets held for sale	258,465	245,305
Total current assets	8,140,487	19,230,835
Property and equipment, net	7,217,900	4,270,966
Other assets
Security deposits	173,368	331,891
Restricted cash	416,566	218,176
Goodwill	4,971,221	5,118,640
Intangible assets, net	4,919,216	4,861,012
Other assets	130,247	354,259
Total other assets	10,610,618	10,883,978
TOTAL ASSETS	$25,969,005	$34,385,779
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Long-term debt, current portion	$150,000	$150,000
Capital lease/equipment financing obligations, current portion	939,920	1,419,965
Accounts payable and accrued expenses	10,898,771	9,269,341
Investment in Estel	600,011	771,182
Liabilities of discontinued operations	235,085	620,809
Total current liabilities	12,823,787	12,231,297
Long-term liabilities
Capital lease/equipment financing obligations, net of current portion	39,404	7,650
Other long-term liabilities	—	4,357,497
Total long-term liabilities	39,404	4,365,147
Commitments and contingencies
Minority interests	669	67,694
Stockholders’ equity
Common stock, $0.01 par value, 105,000,000 shares authorized, 26,971,465 and 11,114,962 shares issued, and
26,946,465 and 10,439,387 shares outstanding at September 30, 2006 and December 31, 2005, respectively	269,465	104,394
Common stock, Class A $0.01 par value, 21,000,000 shares authorized, 0 and 15,739,963 shares issued
and outstanding at September 30, 2006 and December 31, 2005, respectively	—	157,400
Capital in excess of par value	110,504,674	105,447,041
Accumulated deficit	(97,668,994)	(87,987,194)
Total stockholders’ equity	13,105,145	17,721,641
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$25,969,005	$34,385,779

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
AND SUBSIDIARIES

Consolidated Statements of Operations

	Three months ended		Nine months ended
	September 30,		September 30,
	2006	2005	2006	2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues	$11,728,524	$9,123,742	$31,793,793	$40,312,685
Operating expenses:
Cost of revenues, exclusive of depreciation and amortization shown separately below	10,635,840	8,280,078	28,623,555	36,981,492
Depreciation and amortization	386,702	358,669	864,544	1,228,080
Loss on impairment	147,419	—	147,419	—
Selling, general and administrative expenses (includes $134,311 and $633,976 non-cash compensation for the three months and nine months ended September 30, 2006, respectively)	3,630,624	2,767,564	11,245,347	8,369,906
Advertising and marketing	683,392	32,857	1,008,142	149,290
Total operating expenses	15,483,977	11,439,168	41,889,007	46,728,768
Operating loss	(3,755,453)	(2,315,426)	(10,095,214)	(6,416,083)

Other income (expense)
Interest income	58,694	139,733	294,272	322,603
Interest expense	(30,972)	(32,457)	(90,486)	(399,750)
Gain on settlement of debt	—	52,539	465,854	57,879
Loss from investment in Estel	(48,128)	(192,566)	(118,766)	(492,026)
Other	25,305	(10,731)	63,616	(4,774)
Minority interests	58,498	71,073	67,025	119,157
Total other income (expense)	63,397	27,591	681,515	(396,911)

Loss from continuing operations	(3,692,056)	(2,287,835)	(9,413,699)	(6,812,994)
Discontinued operations:
Income (loss) from discontinued operations	(233,993)	(53,305)	(268,101)	105,382
Net loss	$(3,926,049)	$(2,341,140)	$(9,681,800)	$(6,707,612)
Basic and diluted net loss per common share:
Loss from continuing operations	$(0.14)	$(0.09)	$(0.35)	$(0.28)
Income (loss) from discontinued operations	(0.01)	—	(0.01)	0.01
Net loss per common share	$(0.15)	$(0.09)	$(0.36)	$(0.27)
Weighted average shares outstanding
Basic and diluted	26,894,779	26,179,151	26,664,096	24,555,878

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

Net loss	$(3,926,049)	(2,341,140)	$(9,681,800)	$(6,707,612)
Income from discontinued operations	233,993	53,305	268,101	(105,382)
Loss from continuing operations	(3,692,056)	(2,287,835)	(9,413,699)	(6,812,994)
Adjustments:
Interest income	(58,694)	(139,733)	(294,272)	(322,603)
Interest expense	30,972	32,457	90,486	399,750
Depreciation and amortization	386,702	358,669	864,544	1,228,080
Loss on impairment	147,419	—	147,419	—
Non-cash compensation	134,311	—	633,976	—
Gain on settlement of debt	—	(52,539)	(465,854)	(57,879)
Adjusted EBITDA	$(3,051,346)	$(2,088,981)	$(8,437,400)	$(5,565,646)